UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: September 15, 2014

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue,

Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On September 15, 2014, PetSmart, Inc. (the “Company”) appointed Helen (Betsy) Wallace, age 60, as our Chief Accounting Officer and principal accounting officer. Ms. Wallace is expected to assume her responsibilities on or about October 6, 2014. Prior to joining the Company, Ms. Wallace served as Senior Vice President, Finance / Principal Accounting Officer of DSW — Designer Shoe Warehouse, a position she held since 2013. From 2011 through 2013, she served as Chief Financial Officer / Executive Vice President / Corporate Treasurer of Mainstream Energy, Inc., an integrated renewable energy company. From 2009 to 2011, Ms. Wallace was Chief Financial Officer/ Corporate Treasurer for Travelclick, an international technology company providing multi-product platforms to the worldwide hospitality industry. She was Chief Financial Officer / Corporate Treasurer of American Skiing Corporation from 2002 to 2009.

The material terms of Ms. Wallace’s compensation follow:

— Base salary of $330,000 per year.

— Participation in the PetSmart, Inc. Short-Term Incentive Plan (“STIP”), with a target incentive of 45% of annual base salary calculated on actual earnings for the fiscal year. For the 2014 fiscal year, Ms. Wallace will receive an annual incentive bonus award equal to the higher of the performance based award amount earned under the STIP based upon her partial fiscal year employment, or the award she would have earned under the STIP assuming full fiscal year employment with a 100% payout at target. In order to be eligible for this bonus, Ms. Wallace must be employed with PetSmart at the time of payout (which is scheduled to occur in April 2015).

— An initial equity grant with a total target value of $58,500 on the grant date. The grant date of the initial equity award will be the first date of employment with PetSmart. One-half of the initial equity grant dollar value will be in stock options and one-half in performance share units. The grant price of the stock options will be determined on the grant date. The number of stock options granted will be based on the stock price on the grant date and the binomial factor in effect on that date used for pricing stock options by the Company. The number of performance share units initially granted will be based on the stock price on the grant date. The final number of performance share units awarded will be determined at the end of fiscal year 2016, and will be based on Company performance on the financial measure selected by our Board and outlined in the grant notice. The range of performance share units awarded is between 0% and 200% of the target award. Performance share units vest three years after the date of grant. Stock options vest at the rate of 25% of the number of shares granted on each of the four consecutive anniversaries following the date of grant. Stock option and performance share awards are governed by the 2011 Equity Incentive Plan and related grant notices. A description of the terms of our 2011 Equity Incentive Plan is contained in our definitive proxy statement for our 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 2, 2011 and a full copy of the 2011 Equity Incentive Plan is included as Appendix A to that Proxy Statement.

— Assistance and reimbursement for certain reasonable expenses associated with Ms. Wallace’s relocation to Phoenix, Arizona.

— Eligibility to participate in our comprehensive benefit programs in accordance with our policies.

— Participation in our Amended and Restated Executive Change in Control and Severance Benefit Plan. A description of the terms of this plan is contained in our definitive proxy statement for our 2013 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 3, 2013. The Amended and Restated Executive Change in Control and Severance Benefit Plan is filed as Exhibit 10.11 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2013.

— We also intend to enter into our standard form of indemnity agreement with Ms. Wallace. The form of indemnity agreement is filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 33-63912), filed with the Securities and Exchange Commission on June 4, 1993.

Ms. Wallace has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

Date: September 19, 2014	By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel and Assistant Corporate Secretary